Exhibit 99.2

PRESS RELEASE

FOR IMMEDIATE RELEASE

CONTACTS:

Cary Grossman

Chief Executive Officer

(713) 827-2104

cgrossman@cmgrossman.com

Investor Relations:

BPC Financial Marketing

John Baldissera

800-368-1217

Coastal Bancshares Acquisition Corp. and

Intercontinental Bank Shares Corporation Announce

Intercontinental’s First Quarter Results

Houston, TX, June 23, 2006 – Coastal Bancshares Acquisition Corp. (OTCBB: CBAS, CBASU, CBASW) (“Coastal” or the “Company”), a public company organized to complete a business combination with a commercial bank or bank holding company, and Intercontinental National Bank Shares Corporation (“Intercontinental”), have jointly announced the filing of Coastal’s amended proxy statement with the Securities and Exchange Commission on June 23, 2006. The filing includes, among other items, unaudited financial statements for Intercontinental as of and for the three month period ended March 31, 2006. As previously announced, Coastal and Intercontinental have entered into definitive merger agreement, pursuant to which and subject to the approval of Coastal’s stockholders’, Intercontinental will merge with a wholly-owned subsidiary of Coastal in an all cash transaction.

Coastal also announced that is has been notified by the Board of Governors of the Federal Reserve System that it has approved Coastal’s application to become a bank holding company upon its acquisition of Intercontinental. The approval is conditioned upon compliance with all of the commitments and conditions, including stockholder approval, contained in the application for approval, and expires on September 8, 2006, if not extended.

For the three months ended March 31, 2006 compared to the comparable 2005 period Intercontinental had:

•	Net interest income was $831,667 compared to $850,810
•	Non-interest income was $159,690 compared to $163,272
•	Non-interest expense was $844,923 compared to $842,739
•	Earnings before income taxes were $146,434 compared to $171,343
•	Net earnings were $121,959 compared to $183,968

As of March 31, 2006, compared to December 31, 2005, Intercontinental’s:

•	Cash and cash equivalents were $20,561,142 compared to $3,308,278
•	Securities available for sale were $25,769,885 compared to $27,541,730
•	Loans, net of allowance were $69,449,796 compared to $75,537,099
•	Total assets were $121,203,407 compared to $111,794,626
•	Deposits were $109,188,744 compared to $97,787,277
•	Other borrowed funds and trust preferred debt was $3,831,125 compared to $3,874,875
•	Stockholders’ equity was $5,261,325 compared to $5,183,570

Cary Grossman, Chief Executive Officer of Coastal, said “we are pleased to have obtained approval from the Federal Reserve Board, which is an important milestone to completing the transaction.”

Commenting on first quarter results, Steven Pritchard, President and Chief Executive Officer of Intercontinental, said “our first quarter results were generally in-line with our expectations. We had a substantial increase in deposits late in the first quarter that was not offset by new loans. In addition, a strong real estate market has resulted in some unexpected loan prepayments. Both of these factors had a slightly negative impact on earnings. We have strong loan demand in other parts of our business such as our Mexican resort loan program and our Export-Import loan program which we anticipate will counter-balance the impact of the deposit growth and loan pay-offs during the balance of year.”

About Intercontinental Bank Shares Corporation

Intercontinental is the holding company for Intercontinental National Bank in San Antonio, Texas. The Bank operates three facilities in San Antonio and a representative office in Mexico City. The Bank had assets of approximately $121.2 million and stockholder’s equity of approximately $9.1 million as of March 31, 2006.

Coastal stockholders can obtain a free copy of the preliminary proxy statement, as well as other filings containing information about Coastal, without charge, at the Securities and Exchange Commission’s internet site (http://www.sec.gov). In addition, investors and security holders may obtain free copies of the documents filed with the Securities and Exchange Commission by Coastal by directing a request to Coastal Bancshares Acquisition Corp., 9821 Katy Freeway, Suite 500, Houston, TX 77024.

Forward Looking Statements

This release includes forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. Forward looking statements are statements that are not historical facts. Such forward-looking statements, based upon the current beliefs and expectations of Coastal's and Intercontinental's management, are subject to risks and uncertainties, which could cause actual results to differ from the forward looking statements.

The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: difficulties encountered in integrating merged businesses; uncertainties as to the timing of the merger; approval of the transactions by the stockholders of the companies; the number and percentage of Coastal stockholders voting against the merger; the satisfaction of closing conditions to the transaction, including the receipt of regulatory approvals, if any, whether certain market segments grow as anticipated; the competitive environment in the banking industry and competitive responses to the proposed merger, as well as other relevant risks detailed in Coastal's filings with the Securities and Exchange Commission. The information set forth herein should be read in light of such risks. Neither Coastal nor Intercontinental assumes any obligation to update the information contained in this press release.

Not a Proxy Statement

This press release is not a proxy statement or a solicitation of proxies from the holders of common stock of Coastal and does not constitute an offer of any securities of Coastal for sale. Any solicitation of proxies will be made only by the proxy statement of Coastal that will be mailed to all stockholders promptly after it is cleared by the Securities and Exchange Commission. Investors and security holders of Coastal are urged to read the proxy statement and the relevant materials when they become available, because they will contain important information about Coastal and Intercontinental.

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INTERCONTINENTAL BANK SHARES CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CONDITION

ASSETS	December 31, 2005	March 31, 2006 (Unaudited)

Cash and non-interesting bearing due from banks	$2,308,278	$3,161,142
Federal funds sold	1,000,000	17,400,000
Total cash and cash equivalents	3,308,278	20,561,142

Securities available for sale	27,541,730	25,769,885
Interest-bearing deposits in financial institutions	585,535	590,281
Loans, net of unearned fees	73,912,509	69,823,326
Less allowance for possible credit losses	(375,410)	(373,530)

Loans, net	75,537,099	69,449,796

Bank premises and equipment, net	2,585,095	2,503,472
Accrued interest receivable	832,798	941,745
Federal Home Loan Bank stock	314,500	317,900
Federal Reserve Bank stock	258,300	258,300
Goodwill	537,279	537,279
Other assets	294,012	273,607

	$111,794,626	$121,203,407

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities
Deposits:
Noninterest-bearing	$24,287,432	$20,437,117
Interest-bearing	73,499,845	88,751,627
Total Deposits	97,787,277	109,188,744

Other borrowed funds	874,875	831,125
Federal Home Loan Bank borrowings	2,371,092	2,325,709
Accrued interest payable	117,276	172,355
Other liabilities	367,536	331,149
Junior subordinated debentures	3,093,000	3,093,000

Total Liabilities	104,611,056	115,942,082

Stockholders' Equity
Common stock, $.01 par value, 2,000,000 shares authorized, 750,002 shares issued and 723,752 and 697,502 outstanding at December 31, 2004 and 2005, respectively	7,500	7,500
Capital surplus	3,991,312	3,991,312
Retained earnings	2,323,265	2,445,224
Treasury stock, at cost, 26,250 and 52,500 shares at December 31, 2004 and 2005, respectively	(825,875)	(825,875)
Accumulated other comprehensive income (loss)	(312,632)	(356,836)

Total Stockholders' Equity	5,183,570	5,261,325

	$109,794,626	$121,203,407

INTERCONTINENTAL BANK SHARES CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF EARNINGS

	FOR THE THREE MONTHS ENDED MARCH 31,
	2005 (Unaudited)	2006 (Unaudited)
INTEREST INCOME
Interest and fees on loans	$1,221,984		$1,232,658
Securities available for sale	179,302		272,800
Other investments	6,083		7,325
Federal funds sold	64,159		76,741
Total Interest Income	1,471,528		1,589,524

INTEREST EXPENSE
Deposits	532,512		627,496
Other borrowed funds	12,931		25,066
Federal Home Loan Bank borrowings	33,898		41,723
Junior subordinated debentures	41,377		63,572
Total Interest Expense	620,718		757,857

NET INTEREST INCOME	850,810		831,667

PROVISION FOR POSSIBLE CREDIT LOSSES	-		-

NET INTEREST INCOME AFTER PROVISION FOR POSSIBLE CREDIT LOSSES	850,810		831,667

NON-INTEREST INCOME
Service charges	103,591		107,242
Rental income	32,239		26,299
Other income	27,442		26,149
Total Non-Interest Income	163,272		159,690

NON-INTEREST EXPENSE
Salaries and employee benefits	386,970		364,685
Net occupancy and equipment expense	219,262		190,868
Professional and Director fees	49,507		63,949
Data processing expense	33,640		68,254
Insurance expense	14,227		14,837
Communication expense	31,620		49,086
Other	107,512		93,244
Total Non-Interest Expense	842,739	8	44,923

EARNINGS BEFORE INCOME TAXES	171,343		146,434

INCOME TAXES	(12,625)		24,475

NET EARNINGS	$183,968		$121,959

NET EARNINGS AVAILABLE TO COMMON STOCKHOLDERS	$183,968		$121,959

BASIC EARNINGS PER COMMON SHARE	$0.26		$0.17

DILUTED EARNINGS PER COMMON SHARE	$0.24		$0.17